  As filed with the Securities and Exchange Commission on September ____, 2001
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              IVC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                      22-1567481
 (State of incorporation)                (I.R.S. Employer Identification Number)

                               500 HALLS MILL ROAD
                           FREEHOLD, NEW JERSEY 07728
                    (Address of principal executive offices)

                               -------------------

                              IVC INDUSTRIES, INC.
                                  SAVINGS PLAN
                            (Full title of the plan)

                               -------------------

                               THOMAS E. BOCCHINO
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              IVC INDUSTRIES, INC.
                               500 HALLS MILL ROAD
                           FREEHOLD, NEW JERSEY 07728
                                 (732) 308-3000
                          (Name, address and telephone
                          number of agent for service)

                                    COPY TO:

                              EDWARD H. COHEN, ESQ.
                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022
                                 (212) 940-8580

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of                           Amount to be             Proposed maximum
securities to                      registered               offering price            Proposed maximum          Amount of
be registered                                               per share*                aggregate offering        registration
                                                                                      price*                    fee
===================================================================================================================================
Common Stock,                      135,614                  $.76                      $103,066.64               $250.00
   par value $.08
   per share . . .
===================================================================================================================================
*Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the bid and ask prices of the Common Stock as quoted on the OTC Bulletin Board System on August 31, 2001.
===================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     IVC Industries, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

         a. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, filed with the Commission on October 27, 2000;

         b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2000, filed with the Commission on December 14, 2000;

         c. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2001, filed with the Commission on March 16, 2001;

         d. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2001, filed with the Commission on June 19, 2001;

         e. The description of our shareholder rights plan contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 2000;

         f. The Company's Current Report on Form 8-K filed with the Commission on March 27, 2001; and

         g. The information in respect of the Company's capital stock under the caption "Description of Capital Stock" contained in the Company's

               Registration Statement on Form SB-2 (Registration No. 33-73406) filed with the Commission on December 23, 1993.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

     You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), as well as other documents relating to the Company's Savings Plan at no cost, by writing or telephoning our executive offices at the following address:

                              IVC Industries, Inc.
                               500 Halls Mill Road
                           Freehold, New Jersey 07728
                                 (732) 308-3000
                          Attention: Thomas E. Bocchino

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The By-laws of the Company provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of the Company provides for the limitation of liability of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The Company has directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their respective duties.


ITEM 8. EXHIBITS

Exhibit No.       Description

4.1              IVC Industries, Inc. Savings Plan*

4.2              First Amendment to IVC Industries, Inc. Savings Plan*

4.3              Second Amendment to IVC Industries, Inc. Savings Plan*

4.4              Third Amendment to IVC Industries, Inc. Savings Plan*

4.5              Amendment to Certificate of Incorporation of IVC Industries,
                 Inc. (1)

4.6              Restated Certificate of Incorporation of IVC Industries,
                 Inc. (2)

4.7              Amended and Restated By-laws of IVC Industries, Inc. (3)

4.8 Specimen of common stock certificate of IVC Industries, Inc. (4)

4.9 Shareholder Rights Agreement dated as of May 15, 2000 between IVC Industries, Inc. and American Stock Transfer and Trust Company, as Rights Agent. (5)

5.1              Opinion of Rosenman & Colin LLP*

5.2              Determination Letter of Internal Revenue Service*

23.1             Consent of Amper Politziner & Mattia*

23.2             Consent of Rosenman & Colin LLP (included in Exhibit 5)*

          (1) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, filed with the Commission on October 27, 2000

          (2) Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed with the Commission on January 1, 2000.

          (3) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996.

          (4) Incorporated herein by reference to the Company's Form 10-K filed with the Commission on October 29, 1999.

          (5) Incorporated herein by reference to the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 2000.

                  *filed herewith

ITEM 9. UNDERTAKINGS

     1. The undersigned Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freehold, State of New Jersey, on this 7th day of September 2001.

                                           IVC INDUSTRIES, INC.



                                           By: /s/ E. Joseph Edell
                                              ----------------------------------
                                              E. Joseph Edell
                                              Chairman of the Board, President
                                              Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                 Title                          Date
     ---------                 -----                          ----

/s/ E. Joseph Edell          Chairman of the Board of         September 7, 2001
-------------------------    Directors, Chief Executive
E. Joseph Edell              Officer and President


/s/ Thomas E. Bocchino       Vice President and Chief         September 7, 2001
-------------------------    Financial Officer
Thomas E. Bocchino

/s/ Jeffrey Edell            Director                         September 7, 2001
-------------------------
Jeffrey Edell

/s/ David Popofsky           Director                         September 7, 2001
-------------------------
David Popofsky

/s/ Samuel Potenza           Director                         September 7, 2001
-------------------------
Samuel Potenza

/s/ Erwin Lehr               Director                         September 7, 2001
-------------------------
Erwin Lehr

/s/ Michael G. Seaman        Director                         September 7, 2001
-------------------------
Michael G. Seaman

/s/ Andrew Pinkowski         Director                         September 7, 2001
-------------------------
Andrew Pinkowski

/s/ Elliot Weinberg          Director                         September 7, 2001
-------------------------
Elliot Weinberg

/s/ William Hennrich         Director                         September 7, 2001
-------------------------
William Hennrich

                                  EXHIBIT INDEX

Exhibit No.      Description

4.1              IVC Industries, Inc. Savings Plan*

4.2              First Amendment to IVC Industries, Inc. Savings Plan*

4.3              Second Amendment to IVC Industries, Inc. Savings Plan*

4.4              Third Amendment to IVC Industries, Inc. Savings Plan*

4.5              Amendment to Certificate of Incorporation of IVC Industries,
                 Inc. (1)

4.6              Restated Certificate of Incorporation of IVC Industries,
                 Inc. (2)

4.7              Amended and Restated By-laws of IVC Industries, Inc. (3)

4.8 Specimen of common stock certificate of IVC Industries, Inc. (4)

4.9 Shareholder Rights Agreement dated as of May 15, 2000 between IVC Industries, Inc. and American Stock Transfer and Trust Company, as Rights Agent. (5)

5.1              Opinion of Rosenman & Colin LLP*

5.2              Determination Letter of Internal Revenue Service*

23.1             Consent of Amper Politziner & Mattia*

23.2             Consent of Rosenman & Colin LLP (included in Exhibit 5)*

          (1) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, filed with the Commission on October 27, 2000

          (2) Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed with the Commission on January 1, 2000.

          (3) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996.

          (4) Incorporated herein by reference to the Company's Form 10-K filed with the Commission on October 29, 1999.

          (5) Incorporated herein by reference to the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 2000.


                 *filed herewith